Exhibit 10.3

SECURITY AGREEMENT

This SECURITY AGREEMENT, dated as of September 17, 2024 (this “Agreement”), by and among FIF AIREBEAM LLC, a Delaware limited liability company, FIF ST. GEORGE, LLC (d/b/a InfoWest), a Delaware limited liability company, and FIF UTAH LLC (d/b/a Utah Broadband), a Delaware limited liability company (whether, one or more, individually and collectively, the “Borrower”), BOSTON OMAHA BROADBAND, LLC, a Delaware limited liability company (the “Guarantor”), CERTAIN SUBSIDIARIES OF THE BORROWER OR THE GUARANTOR FROM TIME TO TIME PARTY HERETO (the “Subsidiary Grantors” and, collectively with Borrower and the Guarantor, the “Grantors”) and FIRST NATIONAL BANK OF OMAHA, a national banking association (the “Lender”).

RECITALS

WHEREAS, reference is made to that certain Credit Agreement, dated as of the date hereof (as amended, restated, amended and restated, supplemented or otherwise modified from time to time, the “Credit Agreement”) between the Borrower and the Lender, pursuant to which the Lender has agreed, subject to the terms and conditions contained therein, to provide certain financial accommodations to the Borrower.

In order to induce the Lender to provide or continue to provide the financial accommodations described in the Credit Agreement, the Grantors have agreed to pledge and grant a security interest to the Lender in the Collateral (as hereinafter defined);

NOW, THEREFORE, for value and in consideration of the premises and the agreements, provisions and covenants herein contained, each Grantor and the Lender agree as follows:

Section 1.    Definitions and Interpretations.

1.1.         General Definitions. In this Agreement, the following terms shall have the following meanings:

“Account Debtor” shall mean each Person that is obligated on a Receivable or any Supporting Obligation related thereto.

“Accounts” shall mean all “accounts” as such term is defined in Article 9 of the UCC, whether now owned or hereafter acquired.

“Additional Grantors” shall have the meaning assigned to such term in Section 5.2.

“Agreement” shall have the meaning set forth in the preamble hereto.

“Bankruptcy Code” shall mean Title 11 of the United States Code entitled “Bankruptcy,” as now and hereafter in effect, or any successor statute.

“Borrower” shall have the meaning set forth in the preamble hereto.

“Cash Proceeds” shall mean all Proceeds of any Collateral received by any Grantor consisting of cash and checks.

“Chattel Paper” shall mean all “chattel paper” as such term is defined in Article 9 of the UCC, including all “electronic chattel paper” and all “tangible chattel paper,” as each such term is defined in Article 9 of the UCC.

“Collateral” shall have the meaning assigned to such term in Section 2.1.

“Collateral Documents” shall mean this Agreement and the other Security Documents executed and delivered pursuant to the Credit Agreement or any of the foregoing, as the same may be amended, restated, amended and restated, supplemented or otherwise modified from time to time, pursuant to which Collateral is pledged, assigned or granted to or on behalf of the Lender or notice of such pledge, assignment or grant is given.

“Collateral Support” shall mean all property (real or personal) assigned, hypothecated or otherwise securing any Collateral and shall include any security agreement or other agreement granting a lien or security interest in such real or personal property.

“Commercial Tort Claims” shall mean all “commercial tort claims” as such term is defined in Article 9 of the UCC asserted by any Grantor or in which any Grantor has any rights, including all commercial tort claims listed on Schedule 5 hereto.

“Copyrights” shall mean all United States and foreign copyrights (including community designs), whether now or hereafter owned by or exclusively licensed to any Grantor, including copyrights in Software and databases, and all Mask Works (as defined under 17 U.S.C. 901 of the U.S. Copyright Act), whether registered or not registered, and, with respect to any and all of the foregoing: (i) all registrations and applications therefor, including registrations and applications referred to on Schedule 3(b) hereto, (ii) all extensions and renewals thereof, (iii) all rights corresponding thereto throughout the world, (iv) all rights to sue for past, present and future infringements thereof, and (v) all Proceeds of the foregoing, including licenses, royalties, income, payments, claims, damages and proceeds of suit.

“Credit Agreement” shall have the meaning set forth in the recitals hereto.

“Deposit Accounts” (i) shall mean all “deposit accounts” as such term is defined in Article 9 of the UCC and (ii) shall include all deposit accounts listed on Schedule 7 hereto.

“Documents” shall mean all “documents” as such term is defined in Article 9 of the UCC.

“Equipment” shall mean all “equipment” as such term is defined in Article 9 of the UCC.

“Excluded Accounts” shall mean deposit accounts and securities accounts solely to the extent constituting (i) payroll and other employee wage and benefit accounts, (ii) tax accounts (including sales tax accounts), (iii) escrow accounts, (iv) fiduciary or trust accounts and (v) zero balance accounts.

“Excluded Assets” shall have the meaning given to such term in Section 2.2(a).

“Federal Assignment of Claims Act” shall mean the Federal Assignment of Claims Act of 1940, as in effect from time to time (31 U.S.C. Section 3727 et seq. and 41 U.S.C. Sub-Section 15 et seq.).

“General Intangibles” (i) shall mean all “general intangibles” as such term is defined in Article 9 of the UCC, including “payment intangibles” also as such term is defined in Article 9 of the UCC, and (ii) shall include all interest rate or currency protection or hedging arrangements, all tax refunds, all licenses, permits, concessions and authorizations and all Intellectual Property (in each case, regardless of whether characterized as general intangibles under the UCC).

“Goods” (i) shall mean all “goods” as such term is defined in Article 9 of the UCC and (ii) shall include all Inventory and Equipment (in each case, regardless of whether characterized as goods under the UCC).

“Governmental Authority Account Debtor” shall have the meaning given to such term in Section 4.2(a)(ii).

“Grantor” shall have the meaning set forth in the preamble hereto.

“Guarantor” shall have the meaning set forth in the preamble hereto.

“Insolvency Proceeding” shall mean: (a) any voluntary or involuntary petition, case or proceeding under the Bankruptcy Code with respect to any Grantor; (b) any other voluntary or involuntary insolvency or bankruptcy petition, case or proceeding, or any similar petition, case or proceeding (including receiverships, liquidations, reorganizations or recapitalizations) under any applicable bankruptcy, insolvency or other similar law with respect to any Grantor or with respect to a material portion of its assets or the claims of its creditors; (c) the admission in writing by any Grantor of its inability to pay its debts generally as they become due; (d) any liquidation, dissolution, or winding up of any Grantor whether voluntary or involuntary and whether or not involving insolvency or bankruptcy; or (e) any assignment for the benefit of creditors or any other marshaling of assets and liabilities for creditors of any Grantor or other similar arrangement in respect of such Grantor’s creditors generally.

“Instruments” shall mean all “instruments” as such term is defined in Article 9 of the UCC.

“Intellectual Property” shall mean, collectively, the Software, the Copyrights, the Patents, the Trademarks and the Trade Secrets.

“Inventory” shall mean (i) all “inventory” as such term is defined in Article 9 of the UCC and (ii) (a) all goods held for sale or lease or to be furnished under contracts of service or so leased or furnished, all raw materials, work in process, finished goods, and materials used or consumed in the manufacture, packing, shipping, advertising, selling, leasing, furnishing or production of such inventory or otherwise used or consumed in any Grantor’s business, (b) all goods in which any Grantor has an interest in mass or a joint or other interest or right of any kind, (c) all goods which are returned to or repossessed by any Grantor, (d) all computer programs embedded in any goods and (e) all accessions and products of the foregoing (in each case, regardless of whether characterized as inventory under the UCC).

“Investment Related Property” shall mean (i) all “investment property” (as such term is defined in Article 9 of the UCC) and (ii) all Pledged Equity Interests, Pledged Debt, Deposit Accounts and certificates of deposit (in each case, regardless of whether classified as investment property under the UCC).

“Lender” shall have the meaning set forth in the preamble hereto.

“Letter-of-Credit Right” shall mean “letter-of-credit right” as such term is defined in Article 9 of the UCC.

“Margin Stock” shall have the meaning assigned to such term in Regulation U of the Board of Governors of the Federal Reserve System.

“Patents” shall mean all patents (whether United States or foreign) in or to which any Grantor now has or hereafter has any right, title or interest therein and certificates of invention, or similar industrial property rights, and applications for any of the foregoing, including: (i) each patent and patent application listed on Schedule 3(c) hereto, (ii) all reissues, divisions, continuations (including continuations in-part and improvements thereof), extensions, renewals, and reexaminations thereof, (iii) all rights corresponding thereto throughout the world, (iv) all inventions, discoveries, designs and improvements described therein, (v) all rights to sue for past, present and future infringements thereof, (vi) all licenses, claims, damages, and proceeds of suit arising therefrom, and (vii) all Proceeds of the foregoing, including licenses, royalties, income, payments, claims, damages, and proceeds of suit.

“Permitted Sales” shall mean sales, transfers or assignments permitted by the Credit Agreement.

“Pledged Debt” shall mean all indebtedness owed to a Grantor, including all indebtedness described on Schedule 4(b) hereto, issued by the obligors named therein, the instruments evidencing such indebtedness, and all interest, cash, instruments and other property or proceeds from time to time received, receivable or otherwise distributed in respect of or in exchange for any or all of such indebtedness.

“Pledged Equity Interests” shall mean all Pledged Stock, Pledged LLC Interests, Pledged Partnership Interests, Pledged Trust Interests and all other ownership interests owned by any Grantor in any Person and all rights and privileges of any Grantor with respect to any of the foregoing.

“Pledged LLC Interests” shall mean all interests in any limited liability company owned by a Grantor, including all limited liability company interests listed on Schedule 4(a) hereto, and all certificates, if any, representing such limited liability company interests and any interest of a Grantor on the books and records of such limited liability company or on the books and records of any securities intermediary pertaining to such interest and all dividends, distributions, cash, warrants, rights, options, instruments, securities and other property or proceeds from time to time received, receivable or otherwise distributed in respect of or in exchange for any or all of such limited liability company interests.

“Pledged Partnership Interests” shall mean all interests in any general partnership, limited partnership, limited liability partnership or other partnership owned by a Grantor, including all partnership interests listed on Schedule 4(a) hereto, and all certificates, if any, representing such partnership interests and any interest of a Grantor on the books and records of such partnership or on the books and records of any securities intermediary pertaining to such interest and all dividends, distributions, cash, warrants, rights, options, instruments, securities and other property or proceeds from time to time received, receivable or otherwise distributed in respect of or in exchange for any or all of such partnership interests.

“Pledged Stock” shall mean all shares of capital stock owned by a Grantor, including all shares of capital stock listed on Schedule 4(a) hereto, and all certificates, if any, representing such shares and any interest of a Grantor in the entries on the books of the issuer of such shares or on the books of any securities intermediary pertaining to such shares, and all dividends, distributions, cash, warrants, rights, options, instruments, securities and other property or proceeds from time to time received, receivable or otherwise distributed in respect of or in exchange for any or all of such shares.

“Pledged Trust Interests” shall mean all interests in a Delaware business trust or other trust owned (whether legally or beneficially) by a Grantor, including all trust interests listed on Schedule 4(a) hereto, and all certificates, if any, representing such trust interests and any interest of a Grantor on the books and records of such trust or on the books and records of any securities intermediary pertaining to such interest and all dividends, distributions, cash, warrants, rights, options, instruments, securities and other property or proceeds from time to time received, receivable or otherwise distributed in respect of or in exchange for any or all of such trust interests.

“Proceeds” shall mean all “proceeds” as such term is defined in Article 9 of the UCC and, in any event, shall also include (i) any and all proceeds of any insurance, indemnity, warranty or guaranty payable to the Lender or any Grantor from time to time with respect to any of the Collateral, (ii) any and all payments (in any form whatsoever) made or due and payable to any Grantor from time to time in connection with any requisition, confiscation, condemnation, seizure or forfeiture of all or any part of the Collateral by any Governmental Authority (or any Person acting under color of any Governmental Authority), (iii) payments or distributions made with respect to any Investment Related Property, (iv) whatever is receivable or received when Collateral or proceeds are sold, leased, licensed, exchanged, collected or otherwise disposed of, whether such disposition is voluntary or involuntary and (v) any and all other amounts from time to time paid or payable under or in connection with any of the Collateral.

“Receivables” shall mean all rights to receive payment, whether or not earned by performance, for goods or other property sold, leased, licensed, assigned or otherwise disposed of, or services rendered or to be rendered, including all such rights constituting or evidenced by any Account, Chattel Paper, Instrument, General Intangible or Investment Related Property, together with all of a Grantor’s rights, if any, in any goods or other property giving rise to such right to payment and all Collateral Support and Supporting Obligations related thereto and all Receivables Records.

“Receivables Records” shall mean (i) all original copies of all documents, instruments or other writings or electronic records or other Records evidencing any Receivables, (ii) all books, correspondence, credit or other files, Records, ledger sheets or cards, invoices, and other papers relating to Receivables, including all tapes, cards, computer tapes, computer discs, computer runs, record keeping systems and other papers and documents relating to any Receivables, whether in the possession or under the control of a Grantor or any computer bureau or agent from time to time acting for a Grantor or otherwise, (iii) all evidences of the filing of financing statements and the registration of other instruments in connection therewith, and amendments, supplements or other modifications thereto, notices to other creditors or secured parties, and certificates, acknowledgments, or other writings, including lien search reports, from filing or other registration officers, (iv) all credit information, reports and memoranda relating thereto and (v) all other written or non-written forms of information related in any way to the foregoing or any Receivable.

“Record” shall have the meaning of “record” as such term is defined in Article 9 of the UCC.

“Secured Obligations” shall mean all the Obligations of each Grantor, including (i) in the case of any Grantor that is a Guarantor, its obligations and indebtedness under its Guaranty, (ii) any and all sums advanced by the Lender in order to preserve the Collateral or preserve its security interest in the Collateral and (iii) in the event of any proceeding for the collection or enforcement of any Obligations of any Grantor, the reasonable expenses of retaking, holding, preparing for sale or lease, selling or otherwise disposing of or realizing on the Collateral, or of any exercise by the Lender of its rights hereunder, together with reasonable and documented out-of-pocket attorneys’ fees and expenses and court costs; it being acknowledged and agreed that the “Secured Obligations” shall include extensions of credit or incurrence of indebtedness of the types described above, whether outstanding on the date of this Agreement or extended or incurred from time to time after the date of this Agreement.

“Securities” shall mean all “securities” as such term is defined in Article 8 of the UCC, any stock, shares, partnership interests, voting trust certificates, certificates of interest or participation in any profit sharing agreement or arrangement, options, warrants, bonds, debentures, notes, or other evidences of indebtedness, secured or unsecured, convertible, subordinated or otherwise, or in general any instruments commonly known as “securities” or any certificates of interest, shares or participations in temporary or interim certificates for the purchase or acquisition of, or any right to subscribe to, purchase or acquire, any of the foregoing.

“Software” shall mean computer programs, object code, source code and supporting documentation, including “software” as such term is defined in the UCC, and computer programs that may be construed as included in the definition of “goods” in the UCC, all licensed rights to the foregoing, and all media on which any such programs, code, documentation or associated data may be stored.

“Subsidiary Grantor” shall have the meaning set forth in the preamble hereto.

“Supplement” shall mean any supplement to this Agreement in substantially the form of Exhibit A attached hereto.

“Supporting Obligation” shall mean all “supporting obligations” as such term is defined in Article 9 of the UCC.

“Trade Secrets” shall mean all trade secrets and all other confidential or proprietary information and know-how in which any Grantor now has or hereafter has any right, title or interest therein, whether or not any of the foregoing has been reduced to a writing or other tangible form, including all documents and things embodying, incorporating, or referring in any way to any of the foregoing, including: (i) any secretly held existing engineering or other data, information, production procedures and other know-how relating to the design manufacture, assembly, installation, use, operation, marketing, sale and/or servicing of any products or business of any Grantor worldwide, (ii) the right to sue for past, present and future misappropriation or other violation thereof and (iii) all Proceeds of the foregoing, including licenses, royalties, income, payments, claims, damages, and proceeds of suit.

“Trademarks” shall mean all United States and foreign trademarks, trade names, corporate names, company names, business names, fictitious business names, Internet domain names, service marks, certification marks, collective marks, logos, trade dress, other source or business identifiers, designs and general intangibles of a like nature, and all registrations and applications for any of the foregoing in which any Grantor now has or hereafter has any right, title or interest, including: (i) the registrations and applications referred to in hereto, (ii) all extensions or renewals of any of the foregoing, (iii) all of the goodwill of the business connected with the use of and symbolized by the foregoing, (iv) the right to sue for past, present and future infringement or dilution of or unfair competition with any of the foregoing or for any injury to goodwill, and (v) all Proceeds of the foregoing, including licenses, royalties, income, payments, claims, damages, and proceeds of suit.

1.2.    Definitions; Interpretation. Capitalized terms used herein (including the preamble and recitals hereto) and not otherwise defined herein shall have the respective meanings ascribed thereto in the Credit Agreement. Capitalized terms used herein (including the preamble and recitals hereto) and not otherwise defined herein or in the Credit Agreement shall have the meanings ascribed thereto in the Uniform Commercial Code as in effect from time to time in the State of Nebraska.

Section 2.    Grant of Security.

2.1.    Grant of Security. Subject to Section 2.2(a), as security for the payment and performance in full of the Secured Obligations, each Grantor hereby creates and grants to the Lender, its successors and assigns, a continuing lien on and security interest in all of such Grantor’s right, title and interest in, to and under all of the following property of such Grantor, in each case whether now or hereafter existing or in which any Grantor now has or hereafter acquires any right, title or interest and wherever the same may be located (all of which being hereinafter collectively referred to as the “Collateral”): all Accounts; all Goods, including Equipment and Fixtures; all Inventory; all Documents, Instruments and Chattel Paper; all Letter-of-Credit Rights; all Investment Related Property; all Intellectual Property; all the Commercial Tort Claims described on Schedule 5 hereto; all General Intangibles; all money and all Deposit Accounts; all Supporting Obligations; all books and records relating to the Collateral; all Receivables; and all Proceeds, including Cash Proceeds, and products of any of the foregoing and all accessions to, substitutions and replacements for any of the foregoing.

2.2.    Certain Limited Exclusions.

(a)    Notwithstanding anything herein to the contrary, in no event shall the term “Collateral” include or the liens and security interests granted under Section 2.1 attach to: (i) any leasehold interests in real property as lessee; (ii) any property or asset to the extent that the grant of a security interest in such property or asset is prohibited by any applicable law or requires a consent not obtained of any Governmental Authority pursuant to applicable law (other than, in each case, to the extent that any such prohibition or requirement would be rendered ineffective pursuant to Section 9-406, 9-407, 9-408 or 9-409 of the UCC (or any successor provisions) of any relevant jurisdiction or any other applicable law (including Title 11 of the United States Code) or principles of equity and other than any Receivables and Proceeds thereof the assignment of which is expressly deemed effective under the UCC or other applicable law notwithstanding such prohibition or requirement); (iii) any Trademark or service mark consisting of an “intent to use” application until such time as an amendment to allege use in respect thereof has been accepted by the United States Patent and Trademark Office, at which time such Trademark or service mark shall cease to be excluded from the Collateral under this Section 2.2(a); (iv) any property to the extent that the creation or perfection of, pledges of, or security interests in, such property would reasonably be expected to result in material adverse tax consequences to Guarantor and its Subsidiaries as a result of the operation of Section 956 of the Code; (v) property of and Equity Interests in any Person (other than a Loan Party or a wholly-owned Subsidiary of a Loan Party) to the extent a security interest is not permitted to be granted by the terms of such Person’s organizational documents or joint venture documents; (vi) leases, licenses or permits or agreements (including with respect to any purchase money Indebtedness or similar arrangements) to the extent that, and so long as, a grant of a security interest therein, or in the property or assets that secure the underlying obligations with respect thereto (a) is prohibited by applicable law, (b) would violate or invalidate such lease, license, permit or agreement, or create a right of termination in favor of, or required the consent of, any other party thereto (other than such applicable Grantor and its Subsidiaries) (in each case, after giving effect to the relevant provisions of the UCC or other applicable laws), or (c) would cause such lease, license, permit or agreement to be terminated pursuant to any “change in control” or similar provisions contained therein, in each case, other than the proceeds thereof; (vii) Excluded Accounts; and (viii) any property if, and for so long as, in each case, reasonably agreed by the Lender and the Grantors, the cost of creating or perfecting such pledges or security interests in such asset exceeds the practical benefits to be obtained by the Lender therefrom (the assets referred to in clauses (i) through (viii) above shall, subject to the proviso below, be collectively referred to as the “Excluded Assets”);

provided that (A) Excluded Assets will not include any Proceeds, substitutions or replacements of any Excluded Assets referred to in clauses (i) through (viii) above unless such Proceeds, substitutions or replacements would constitute Excluded Assets referred to in such clauses (i) through (viii); and (B) if and when any property that would constitute Collateral but for the provisions of this Section 2.2(a) shall cease to be an Excluded Asset, such property shall automatically constitute Collateral and, without any further action, each applicable provision of this Agreement, including the grant of liens and security interests pursuant to Section 2.1, shall automatically apply to such property.

(b)    Notwithstanding anything to the contrary in this Agreement, to the extent any provision of this Agreement or the Credit Agreement excludes any assets from the scope of the Collateral, or from any requirement to take any action to perfect any security interest in favor of the Lender in any Collateral, the representations, warranties and covenants made by the Grantors in this Agreement or the Credit Agreement with respect to the creation, perfection or priority (as applicable) of the security interest in the Collateral granted in favor of the Lender shall be deemed not to apply to such assets (if such asset is an Excluded Asset) or shall be deemed to be modified as appropriate to give effect to such exclusion, as applicable.

Section 3.    Security for Obligations; Grantors Remain Liable.

3.1.    Security for Secured Obligations. This Agreement secures, and the Collateral is collateral security for, the prompt and complete payment and performance in full when due, whether at stated maturity, by required prepayment, declaration, acceleration, demand or otherwise (including the interest and fees accruing during the pendency of any bankruptcy, insolvency, receivership, or other similar proceeding, regardless of whether allowed or allowable in such proceeding, and the payment of amounts that would become due but for the operation of the automatic stay under Section 362(a) of the Bankruptcy Code (and any successor provision thereof)), of all Secured Obligations.

3.2.    Continuing Liability Under Collateral. Notwithstanding anything herein to the contrary, (i) each Grantor shall remain liable for all obligations under the Collateral unless released from such obligations in accordance with the Loan Documents and nothing contained herein is intended or shall be a delegation of duties to the Lender, (ii) each Grantor shall remain liable under each of the agreements included in the Collateral, including any agreements relating to Pledged Partnership Interests or Pledged LLC Interests, to perform in all respects all of the obligations undertaken by it thereunder all in accordance with and pursuant to the terms and provisions thereof and the Lender shall not have any obligation or liability under any of such agreements by reason of or arising out of this Agreement or any other document related thereto the Lender shall not have any obligation to make any inquiry as to the nature or sufficiency of any payment received by it or have any obligation to take any action to collect or enforce any rights under any agreement included in the Collateral, including any agreements relating to Pledged Partnership Interests or Pledged LLC Interests, and (iii) the exercise by the Lender of any of its rights hereunder shall not release any Grantor from any of its duties or obligations under the contracts and agreements included in the Collateral.

Section 4.    Representations and Warranties and Covenants.

4.1.    Generally.

(a)    Representations and Warranties. Each Grantor hereby represents and warrants that: (i) it owns the Collateral purported to be owned by it or otherwise has the rights it purports to have in each item of Collateral and, as to all Collateral, whether now existing or hereafter acquired, will continue to own or have such rights in each item of the Collateral, free and clear of any and all Liens, rights or claims of all other Persons, other than Permitted Encumbrances and Liens permitted by the Credit Agreement (such Liens, “Permitted Liens”); (ii) upon the proper filing of all UCC financing statements naming each Grantor as “debtor” and the Lender as “secured party” and describing the Collateral (which description may use the terms “all assets” or similar expressions) in the filing offices set forth opposite such Grantor’s name in Schedule 1(a) hereto, the security interests granted to the Lender in the Collateral hereunder will constitute valid and perfected first priority Liens for the benefit of the Lender (subject in priority only to Permitted Liens that have priority as a matter of contract or law), in each case to the extent that such security interests can be perfected under the UCC by the filing of a financing statement; (iii) all actions, filings, notices, registrations and recordings within the United States and all material consents, in each case as are necessary for the exercise by the Lender of the voting or other rights provided for in this Agreement or the exercise of remedies, , in respect of the Collateral have been taken, made or obtained except where failure to do so would not reasonably be expected to have a Material Adverse Effect; (iv) all information supplied by any Grantor with respect to any of the Collateral (including, without limitation, the information set forth on the Schedules to this Agreement) is accurate and complete in all material respects; (v) none of the Collateral constitutes, or is the Proceeds of, “farm products” (as defined in the UCC); (vi) it does not own any “as extracted collateral” (as defined in the UCC) or any timber to be cut; and (vii) such Grantor has been duly organized as an entity of the type set forth opposite such Grantor’s name on Schedule 1(a) hereto solely under the laws of the jurisdiction set forth opposite such Grantor’s name on Schedule 1(a) hereto and remains duly existing as such. Such Grantor has not filed any certificates of domestication, transfer or continuance in any other jurisdiction.

(b)    Covenants and Agreements. Each Grantor hereby covenants and agrees that: (i) except for the security interest created by this Agreement, it shall not create or suffer to exist any Lien upon or with respect to any of the Collateral, except Permitted Liens, and such Grantor shall defend the Collateral against all Persons at any time claiming any interest therein (other than any such claim with respect to Permitted Liens); (ii) it shall not produce, use, expressly permit or otherwise permit (to its knowledge) any Collateral to be used (A) in violation of any provision of this Agreement or (B) in any respect unlawfully or in violation of any applicable statute, regulation or ordinance or any policy of insurance covering the Collateral in any material respect; (iii) except as expressly permitted by the Credit Agreement, it shall not change such Grantor’s name, corporate structure (e.g., by merger, consolidation, change in corporate form or otherwise), type of organization, jurisdiction of organization, principal place of business or chief executive office; provided that to the extent such Grantor takes any such action it shall promptly notify the Lender thereof and shall take such actions and deliver such documents as the Lender shall reasonably request to maintain the continuous validity, perfection and priority of the Lender’s security interest in the Collateral; (iv) it shall not take or permit any action which could reasonably be expected to impair the Lender’s rights in the Collateral; and (v) it shall not sell, transfer or assign (by operation of law or otherwise) any Collateral except for Permitted Sales.

4.2.    Receivables.

(a)    Representations and Warranties. Each Grantor represents and warrants that: (i) each Receivable arose from bona fide transactions in the ordinary course of business; (ii) with respect to any Receivable with the government of the United States, any agency or instrumentality thereof, any state or municipality or any foreign sovereign (collectively, the “Governmental Authority Account Debtors”), each applicable Grantor, has, if requested by the Lender, complied with the Federal Assignment of Claims Act or any applicable statute or municipal ordinance of similar purpose and effect; (iii) no Receivable requires the consent of the Account Debtor in respect thereof in connection with the pledge hereunder, except any consent which has been obtained; and (iv) no Receivable is evidenced by, or constitutes, an Instrument or Chattel Paper which has not been delivered to, or otherwise subjected to the control of, the Lender, to the extent required by, and in accordance with, this Agreement.

(b)    Covenants and Agreements. Each Grantor hereby covenants and agrees that: (i) it shall keep and maintain at its own cost and expense accurate and complete records of the Receivables as are customarily maintained under similar circumstances by Persons of established reputation engaged in similar businesses; (ii) it shall mark conspicuously (in a form and manner reasonably satisfactory to the Lender) all Chattel Paper and Instruments evidencing Receivables (other than any delivered to the Lender as provided herein), with an appropriate reference to the fact that each of the Lender has a security interest therein; (iii) it shall perform in all material respects all of its obligations with respect to the Receivables; (iv) other than in the ordinary course of business consistent with prudent business practices or as permitted by the Credit Agreement, it shall not amend, modify, terminate or waive any provision of any Receivable in any manner which could reasonably be expected to have a Material Adverse Effect. Other than in the ordinary course of business, after the occurrence and during the continuation of an Event of Default, such Grantor shall not (1) grant any extension or renewal of the time of payment of any Receivable, (2) compromise or settle any dispute, claim or legal proceeding with respect to any Receivable for less than the total unpaid balance thereof, (3) release, wholly or partially, any Person liable for the payment thereof, or (4) allow any credit or discount thereon. The Lender may (a) at any time following the occurrence and during the continuance of an Event of Default beyond all applicable notice and cure periods (1) direct the Account Debtors under any Receivables to make payment of all amounts due or to become due to such Grantor thereunder directly to the Lender and (2) enforce, at the expense of such Grantor, collection of any such Receivables and to adjust, settle or compromise the amount or payment thereof, in the same manner and to the same extent as such Grantor might have done and (b) at any time after the occurrence and during the continuance of an Event of Default, notify, or require any Grantor to notify, each Person maintaining a lockbox or similar arrangement to which Account Debtors under any Receivables have been directed to make payment to remit all amounts representing collections on checks and other payment items from time to time sent to or deposited in such lockbox or other arrangement directly to the Lender. If the Lender notifies any Grantor that it has elected to collect the Receivables in accordance with the preceding sentence, any payments of Receivables received by such Grantor shall be promptly deposited by such Grantor in the exact form received, duly indorsed by such Grantor to the Lender, in a Deposit Account that is subject to a deposit account control agreement, and until so turned over, all amounts and proceeds (including checks and other instruments) received by such Grantor in respect of the Receivables, any Supporting Obligation or Collateral Support shall be received in trust for the benefit of the Lender hereunder and shall be segregated from other funds of such Grantor and such Grantor shall not adjust, settle or compromise the amount or payment of any Receivable, or release wholly or partly any Account Debtor or obligor thereof, or allow any credit or discount thereon.

(c)    Delivery and Control of Receivables. With respect to any Receivable that is evidenced by, or constitutes, Chattel Paper or Instruments, upon the reasonable request of Lender, each Grantor shall promptly cause each originally executed copy thereof to be delivered to the Lender (or its agent or designee) appropriately indorsed to the Lender or indorsed in blank. With respect to any Receivable which would constitute “electronic chattel paper” under Article 9 of the UCC, each Grantor, shall, upon the request of Lender, use commercially reasonable efforts to give the Lender control over such Receivables (within the meaning of Section 9-105 of the UCC).

4.3.    Investment Related Property.

4.3.1.    Investment Related Property Generally.

(a)    Covenants and Agreements. Each Grantor hereby covenants and agrees that:

(i)    in the event it acquires rights in any Pledged Equity Interests or any Pledged Debt that is evidenced by a promissory note, Chattel Paper or any similar evidences of Indebtedness for which the principal amount thereof or the obligations evidenced thereunder are, in the aggregate, in excess of $500,000 after the date hereof, it shall promptly deliver to the Lender, a completed Pledge Supplement together with all applicable supplements to Schedules thereto, reflecting such new Investment Related Property. Notwithstanding the foregoing, it is understood and agreed that the applicable security interest of the Lender shall attach to all Investment Related Property immediately upon any Grantor’s acquisition of rights therein and shall not be affected by the failure of any Grantor to deliver a Supplement as required hereby;

(ii)    except as provided in the next sentence, in the event such Grantor receives any dividends, interest or distributions on any Investment Related Property, or any securities or other property upon the merger, consolidation, liquidation or dissolution of any issuer of any Investment Related Property, then (a) such dividends, interest or distributions and securities or other property shall be included in the definition of Collateral without further action and (b) such Grantor shall, promptly take all steps reasonably necessary or otherwise reasonably requested by the Lender to ensure the validity, perfection and priority of the security interest purported to be granted hereby to the Lender in such Investment Related Property, and the control of the Lender over such Investment Related Property (including delivery thereof to the Lender), and pending any such action such Grantor shall be deemed to hold such dividends, interest, distributions, securities or other property in trust for the benefit of the Lender and shall segregate such dividends, distributions, Securities or other property from all other property of such Grantor. Notwithstanding the foregoing, so long as no Event of Default shall have occurred and be continuing and the Lender has not instructed the Grantors in writing otherwise, the Lender authorizes each Grantor to retain all cash dividends and distributions and all payments of interest; and

(iii)    each Grantor consents to the grant by each other Grantor of a security interest in all Investment Related Property to the Lender.

(b)    Delivery and Control. Each Grantor agrees that (A) with respect to (x) any Investment Related Property in which it currently has rights, it shall comply with the provisions of this Section 4.3.1(b) on or before the Closing Date and (B) with respect to (x) any Investment Related Property hereafter acquired by such Grantor it shall comply with the provisions of this Section 4.3.1(b) promptly upon acquiring rights therein. With respect to any such Investment Related Property that is represented by a certificate or that is an “instrument” it shall cause such certificate or instrument to be delivered to the Lender, indorsed in blank by an “effective indorsement” (as defined in Section 8-107 of the UCC), regardless of whether such certificate constitutes a “certificated security” for purposes of the UCC.

(c)    Voting and Distributions.

(i)    So long as no Event of Default shall have occurred and be continuing beyond all applicable notice and cure periods: (1) except as otherwise provided under the covenants and agreements relating to Investment Related Property in this Agreement or the Credit Agreement, each Grantor shall be entitled to exercise or refrain from exercising any and all voting and other consensual rights pertaining to the Investment Related Property or any part thereof for any purpose not inconsistent with the terms of this Agreement or the Credit Agreement; and (2) the Lender shall promptly execute and deliver (or cause to be executed and delivered) to each Grantor all proxies, and other instruments as such Grantor may from time to time reasonably request in writing for the purpose of enabling such Grantor to exercise the voting and other consensual rights when and to the extent which it is entitled to exercise pursuant to clause (1) above.

(ii)    After the occurrence and during the continuance of an Event of Default beyond all applicable notice and cure periods: (A) upon written notice from the Lender, all rights of each Grantor to exercise or refrain from exercising the voting and other consensual rights which it would otherwise be entitled to exercise pursuant hereto shall cease and all such rights shall thereupon become vested in the Lender who shall thereupon have the right to exercise such voting and other consensual rights; (B) all rights of each Grantor to receive dividends, interest, distributions, Securities or other property that such Grantor is authorized to receive pursuant to this Section 4.3.1 shall cease, and all such rights shall thereupon become vested in the Lender who shall have the sole and exclusive right and authority to receive and retain such dividends, interest or distribution. Each Grantor shall be deemed to hold any such dividends, interest, distributions, securities or other property received during such period in trust for the benefit of the Lender and shall segregate such dividends, distributions, Securities or other property from all other property of such Grantor. Any and all monies and other property paid over to or received by the Lender pursuant to the provisions of this paragraph (B) shall be retained by the Lender in an account to be established by the Lender and shall be applied in accordance with the provisions of this Agreement; and (C) (1) upon written request of the Lender, each Grantor shall promptly execute and deliver (or cause to be executed and delivered) to the Lender all proxies, dividend payment orders and other instruments as shall be necessary to permit the Lender to exercise the voting and other consensual rights which it may be entitled to exercise pursuant hereto, and to receive all dividends and other distributions which it may be entitled to receive hereunder and (2) each Grantor acknowledges that the Lender may, utilize the power of attorney set forth in Section 6.1.

4.3.2.    Pledged Equity Interests.

(a)    Representations and Warranties. Each Grantor hereby represents and warrants that:

(i)    Schedule 4(a) hereto sets forth all of the Pledged Stock, Pledged LLC Interests, Pledged Partnership Interests and Pledged Trust Interests owned by any Grantor and such Pledged Equity Interests constitute the percentage of issued and outstanding shares of stock, percentage of membership interests, percentage of partnership interests or percentage of beneficial interest of the respective issuers thereof indicated in such Section, all of which is true, accurate and complete;

(ii)    it is the record and beneficial owner of the Pledged Equity Interests described on Schedule 4(a) as held by it, free of all Liens, rights or claims of other Persons other than Permitted Liens;

(iii)    no material consent of any Person, including any other general or limited partner, any other member of a limited liability company, any other shareholder or any other trust beneficiary, is necessary in connection with the creation, perfection or first priority status (subject to Permitted Liens) of the security interest of the Lender in any Pledged Equity Interests or the exercise by the Lender of the voting or other rights provided for in this Agreement or the exercise of remedies in respect thereof, other than consents that have been obtained;

(iv)    none of the Pledged LLC Interests nor Pledged Partnership Interests issued by any Grantor or any Subsidiary thereof are or represent interests in issuers that (a) are registered as investment companies within the meaning of the Investment Company Act of 1940 or (b) are dealt in or traded on securities exchanges or markets; and

(v)    all of the Pledged Equity Interests existing on the date hereof have been, and to the extent any Pledged Equity Interests are hereafter issued, such Pledged Equity Interests will be, upon such issuance, duly authorized, validly issued and fully paid and non-assessable to the extent applicable.

(b)    Covenants and Agreements. Each Grantor hereby covenants and agrees that:

(i)    unless permitted under the Credit Agreement, without the prior written consent of the Lender, it shall not vote to enable or take any other action to (a) amend or terminate any partnership agreement, limited liability company agreement, certificate of incorporation, by-laws or other organizational documents in any way that adversely affects the validity, perfection or priority of the Lender’s security interest in the Collateral, except for Permitted Encumbrances and Permitted Sales, (b) permit any issuer of any Pledged Equity Interest that is a Grantor or a Subsidiary thereof to issue any additional stock, partnership interests, limited liability company interests or other equity interests of any nature or to issue securities convertible into or granting the right of purchase or exchange for any stock or other equity interest of any nature of such issuer unless such stock or interests are pledged hereunder to the extent required hereby, (c) permit any issuer of any Pledged Equity Interest that is a Subsidiary to dispose of all or a material portion of its assets in a transaction not constituting a Permitted Sale, (d) waive any default under or breach of any terms of any organizational document relating to the issuer of any Pledged Equity Interest or the terms of any Pledged Debt, or (e) cause or permit any Subsidiary of the Borrower that is an issuer of any Pledged Partnership Interests or Pledged LLC Interests which are not securities (for purposes of the UCC) to elect or otherwise take any action to cause such Pledged Partnership Interests or Pledged LLC Interests to be treated as securities for purposes of the UCC; and

(ii)    it consents to the grant by each other Grantor of a security interest in all Investment Related Property to the Lender and, without limiting the foregoing, following the occurrence and during the continuation of an Event of Default and consents to (x) the transfer of any Pledged Partnership Interest and any Pledged LLC Interest to the Lender or its nominee and (y) the substitution of the Lender or its nominee as a partner in any partnership or as a member in any limited liability company with all the rights and powers related thereto.

4.3.3.    Pledged Debt.

(a)    Representations and Warranties. Each Grantor hereby represents and warrants that (i) Schedule 4(b) hereto sets forth all of the Pledged Debt owned by any that is evidenced by a promissory note, Chattel Paper or any similar evidences of Indebtedness for which the principal amount thereof or the obligations evidenced thereunder are, in the aggregate, in excess of $500,000, and (ii) all such Pledged Debt has been duly authorized, authenticated or issued, and delivered and is the legal, valid and binding obligation of the issuers thereof and is not in default and constitutes all of the issued and outstanding intercompany Indebtedness owned by such Grantor.

(b)    Covenants and Agreements. Each Grantor hereby covenants and agrees that it shall notify the Lender in writing of any default under any Pledged Debt.

4.3.4.    Deposit Accounts.

(a)    Representations and Warranties. Each Grantor hereby represents and warrants that: (i) Schedule 7 hereto resets forth all of the Deposit Accounts in which each Grantor has an interest. Each Grantor is the sole account holder of each such Deposit Account and such Grantor has not consented to, and is not otherwise aware of, any Person (other than Lender pursuant to this Agreement and the applicable depository bank to the extent such depository bank is deemed to have “control” under applicable law) having either sole dominion and control (within the meaning of common law) or “control” (within the meanings of Section 9-104 of the UCC) over, or any other interest in, any such Deposit Account (other than Excluded Accounts) or any money or other property deposited therein; and (ii) each Grantor will use commercially reasonable efforts to take all actions reasonably requested by the Lender, to (a) establish the Lender’s “control” (within the meanings of Sections 8-106 and 9-106 of the UCC) over any portion of (x) the Investment Related Property in a Subsidiary and (x) the Investment Related Property in any issuer that is not a Subsidiary, in each case, constituting “certificated securities” (as defined in the UCC) and (b) deliver all Instruments.

4.4.    Intellectual Property.

(a)    Representations and Warranties. Each Grantor hereby represents and warrants that: (i) Schedule 3 hereto sets forth a true and complete list of all registered Trademarks, registered Copyrights and registered Patents and all applications to register any of the foregoing owned by each Grantor; (ii) it is the sole owner of the entire right, title, and interest in and to all Intellectual Property listed on Schedule 3 hereto that it purports to own and owns or has the valid right to use Intellectual Property used in or necessary to conduct its business, free and clear of all Liens (other than Permitted Liens); and (iii) all registrations and applications of Copyrights, Patents and Trademarks purported to be owned by a Grantor are currently standing in the name of a Grantor’

(b)    Covenants and Agreements. Each Grantor hereby covenants and agrees as follows: (i) it shall not do any commercially unreasonable act or omit to do any commercially reasonable act whereby any of the Intellectual Property which, in its reasonable business judgment, is material to any line of business of the Grantors may lapse, or become abandoned, dedicated to the public, or unenforceable, or which would adversely affect the validity, grant, or enforceability of the security interest granted therein under this Agreement; (ii) it shall report to the Lender (i) its filing of any application to register any United States Patent, Trademark, or Copyright with the United States Patent and Trademark Office, the United States Copyright Office, or any state registry (whether such application is filed by such Grantor or through any agent, employee, licensee, or designee thereof), (ii) its acquisition of ownership of any United States Patent, Trademark or Copyright application or registration by purchase or assignment, and (iii) the registration of any United States Patent, Trademark or Copyright by any such office, in each case by executing and delivering to the Lender (A) a completed Supplement, together with all applicable supplements to Schedules thereto and (B) a grant of security in such Patent, Trademark or Copyright, in a form reasonably satisfactory to Lender, as applicable, within thirty (30) days of such submission, acquisition or registration, or as soon thereafter as is legally permissible, and promptly file such grant with the United States Patent and Trademark Office or the United States Copyright Office, as applicable; provided, that any Intellectual Property or rights therein acquired by any Grantor after the date hereof (other than Excluded Assets) shall constitute Collateral as if such would have constituted Collateral at the time of execution hereof and be subject to the lien and security interest created by this Agreement without further action by any party; (iii) it shall, promptly execute and deliver within thirty (30) days to the Lender at such Grantor’s expense, a certificate or other indicia of ownership where a registration of any United States Patent, Trademark or Copyright is issued hereafter as a result of any application now or hereafter pending, and execute, deliver and record any document required to acknowledge, confirm, register, record, or perfect the Lender’s security interest therein; (iv) it shall take all steps reasonably necessary to protect the secrecy of all Trade Secrets, including entering into confidentiality agreements with employees and labeling and restricting access to secret information and documents; and (v) it shall take all steps reasonably necessary to use proper statutory notice in connection with its use of any of the Intellectual Property.

4.5.    Commercial Tort Claims.

(a)    Representations and Warranties. Each Grantor hereby represents and warrants, that Schedule 5 hereto sets forth all Commercial Tort Claims of each Grantor; and

(b)    Covenants and Agreements. Each Grantor hereby covenants and agrees that with respect to any Commercial Tort Claim where the reasonably estimated value of which is, in the aggregate, in excess of $1,000,000, hereafter arising it shall promptly and in no event later than thirty (30) days (or such later date as agreed in writing by the Lender in its reasonable discretion) of it acquiring rights in such Commercial Tort Claims deliver to the Lender a completed Supplement, together with all applicable supplements to Schedules thereto, identifying such new Commercial Tort Claims and granting to the Lender a security interest therein and in the Proceeds thereof.

Section 5.    Further Assurances; Additional Grantors.

5.1.    Further Assurances.

(a)    Each Grantor agrees that from time to time, at the expense of such Grantor, it shall promptly execute and deliver all such instruments and documents, and take all such other action, that the Lender may reasonably request in order to create and/or maintain the validity, perfection or priority of any security interest granted hereby to the extent contemplated hereby, and it shall promptly execute and deliver all further instruments and documents, and take all further action, that the Lender may reasonably request in order to enable the Lender to exercise and enforce its rights and remedies hereunder or under any other Collateral Document with respect to any Collateral.

(b)    Each Grantor hereby authorizes, at such Grantor’s expense, the Lender to file a Record or Records, including financing or continuation statements, and amendments thereto, in any jurisdictions and with any filing offices as Lender may determine, in its reasonable discretion, are necessary to perfect the security interest granted to the Lender herein. Such financing statements may describe the Collateral in the same manner as described herein or may contain an indication or description of collateral that describes such property in any other manner as Lender may determine, in its sole discretion, is necessary, advisable or prudent to ensure the perfection of the security interest in the Collateral granted to the Lender herein, including describing such property as “all assets” or “all personal property, whether now owned or hereafter acquired” or words of similar description.

(c)    In addition, each Grantor, at such Grantor’s expense, hereby ratifies and approves the authorization of the Lender to file any financing statements with respect to the Collateral. In the event that the description of the Collateral in any such financing statement includes assets that do not constitute Collateral, the filing of such financing statement shall nonetheless be deemed authorized by such Grantor to the extent of the Collateral included in such description, and any such inaccuracy in such financing statement shall not render the financing statement ineffective as to any of the Collateral. Each Grantor, at such Grantor’s expense, irrevocably and unconditionally authorizes the Lender to adopt (but the Lender shall have no duty to adopt) on its behalf any symbol required for authenticating any electronic filing. Nothing contained herein shall be construed to in any manner limit any other authorization by any Grantor of the filing of financing statements by or on such Grantor’s behalf or for the benefit of the Lender.

5.2.    Additional Grantors. From time to time subsequent to the date hereof, to the extent required by the Loan Documents, additional Persons may become parties hereto as additional Grantors (each, an “Additional Grantor”), by executing a joinder to this Agreement in form and substance satisfactory to the Lender. Upon delivery of any such joinder to the Lender, notice of which is hereby waived by the Grantors, each Additional Grantor shall be a Grantor and shall be as fully a party hereto as if such Additional Grantor were an original signatory hereto. Each Grantor expressly agrees that its obligations arising hereunder shall not be affected or diminished by the addition or release of any other Grantor hereunder, nor by any election of the Lender not to cause any Subsidiary of Borrower to become an Additional Grantor hereunder. This Agreement shall be fully effective as to any Grantor that is or becomes a party hereto regardless of whether any other Person becomes or fails to become or ceases to be a Grantor hereunder.

Section 6.    Lender Appointed Attorney-In-Fact.

6.1.    Power of Attorney. To the fullest extent permitted by law, each Grantor hereby irrevocably appoints the Lender (such appointment being coupled with an interest) as such Grantor’s attorney-in-fact, with full authority in the place and stead of such Grantor and in the name of such Grantor, the Lender or otherwise, from time to time, upon the occurrence and during the continuance of an Event of Default beyond all applicable notice and cure periods (or at any time in the cases of Section 6.1(e) and 6.1(f)), to take any action and to execute any instrument that the Lender may deem reasonably necessary or advisable to accomplish the purposes of this Agreement, the other Loan Documents, including the following: (a) to obtain and adjust insurance required to be maintained by such Grantor or paid to the Lender pursuant to the Credit Agreement; (b) to ask for, demand, collect, sue for, recover, compound, receive and give acquittance and receipts for moneys due and to become due under or in respect of any of the Collateral; (c) to receive, endorse and collect any drafts or other instruments, documents and chattel paper in connection with clause (b); (d) to file any claims or take any action or institute any proceedings that the Lender may reasonably request for the collection of any of the Collateral or otherwise to enforce the rights of the Lender with respect to any of the Collateral; (e) to prepare and file any UCC financing statements or continuations thereof, or amendments thereto, against such Grantor as debtor; (f) to prepare, sign, and file for recordation in any intellectual property registry, appropriate evidence of the lien and security interest granted herein in the Intellectual Property in the name of such Grantor as debtor; (g) to take or cause to be taken all actions necessary to perform or comply or cause performance or compliance with the terms of this Agreement, including actions to pay or discharge taxes or Liens (other than Permitted Liens) levied or placed upon or threatened against the Collateral, the legality or validity thereof and the amounts necessary to discharge the same to be determined by the Lender in its sole discretion, any such payments made by the Lender to become obligations of such Grantor to the Lender, due and payable immediately without demand; and (h) generally to sell, transfer, pledge, make any agreement with respect to or otherwise deal with any of the Collateral as fully and completely as though the Lender were the absolute owner thereof for all purposes, and to do, at the Lender’s option and such Grantor’s expense, at any time or from time to time, all acts and things that Lender deems reasonably necessary to protect, preserve or realize upon the Collateral and the Lender’s security interest therein in order to effect the intent of this Agreement, all as fully and effectively as such Grantor might do.

6.2.    No Duty on the Part of Lender. The powers conferred on the Lender hereunder are solely to protect the interests of the Lender in the Collateral and shall not impose any duty upon the Lender to exercise any such powers. The Lender shall be accountable only for amounts that they actually receive as a result of the exercise of such powers, and neither they nor any of their officers, directors, employees or agents shall be responsible to any Grantor for any act or failure to act hereunder, except for their own bad faith, material breach, gross negligence or willful misconduct (as determined by a court of competent jurisdiction in a final non-appealable judgment).

Section 7.    Remedies.

7.1.    Generally.

(a)    If any Event of Default shall have occurred and be continuing beyond all applicable notice and cure periods, the Lender may (but shall not be obligated to) exercise in respect of the Collateral, in addition to all other rights and remedies provided for herein or the other Loan Documents or otherwise available to it at law or in equity, all the rights and remedies of the Lender on default under the UCC (whether or not the UCC applies to the affected Collateral) to collect, enforce or satisfy any Secured Obligations then owing, whether by acceleration or otherwise, and also may to the fullest extent permitted by applicable law, pursue any of the following separately, successively or simultaneously: (i) require any Grantor to, and each Grantor hereby agrees that it shall at its expense and promptly upon request of the Lender forthwith, assemble all or part of the Collateral as directed by the Lender and make it available to the Lender at a place to be designated by the Lender that is reasonably convenient to both parties; (ii) personally, or by agents or attorneys, enter onto the property where any Collateral is located and take possession thereof with or without judicial process (provided such entry be done lawfully and without breaching the peace); (iii) prior to the disposition of the Collateral, store, process, repair or recondition the Collateral or otherwise prepare the Collateral for disposition in any manner to the extent the Lender deems appropriate and while the Collateral shall be so stored, provide such security and maintenance services as shall be commercially reasonable to protect the same and to preserve and maintain them in good condition; (iv) without notice except as specified below or under the UCC, sell, assign, lease, license (on an exclusive or nonexclusive basis) or otherwise dispose of the Collateral or any part thereof in one or more parcels at public or private sale, at any of the Lender’s offices or elsewhere, for cash, on credit or for future delivery, at such time or times and at such price or prices and upon such other terms as the Lender may deem commercially reasonable; and (v) apply any monies constituting Collateral or proceeds thereof in accordance with the provisions of Section 7.2.

(b)    The Lender may be the purchaser of any or all of the Collateral at any public or private (to the extent the portion of the Collateral being privately sold is of a kind that is customarily sold on a recognized market or the subject of widely distributed standard price quotations) sale in accordance with the UCC and the Lender shall be entitled, for the purpose of bidding and making settlement or payment of the purchase price for all or any portion of the Collateral sold at any such sale made in accordance with the UCC, to use and apply any of the Secured Obligations as a credit on account of the purchase price for any Collateral payable by the Lender at such sale. Each purchaser at any such sale shall hold the property sold absolutely free from any claim or right on the part of any Grantor, and each Grantor hereby waives (to the extent permitted by applicable law) all rights of redemption, stay and/or appraisal which it now has or may at any time in the future have under any rule of law or statute now existing or hereafter enacted. Each Grantor agrees that, to the extent notice of sale shall be required by law, at least ten (10) Business Days’ notice to such Grantor of the time and place of any public sale or the time after which any private sale is to be made shall constitute reasonable notification. The Lender shall not be obligated to make any sale of Collateral regardless of notice of sale having been given. The Lender may adjourn any public or private sale from time to time by announcement at the time and place fixed therefor, and such sale may, without further notice, be made at the time and place to which it was so adjourned. Each Grantor agrees that it would not be commercially unreasonable for the Lender to dispose of the Collateral or any portion thereof by using Internet sites that provide for the auction of assets of the types included in the Collateral or that have the reasonable capability of doing so, or that match buyers and sellers of assets. Each Grantor hereby waives (to the extent permitted by applicable law) any claims against the Lender arising by reason of the fact that the price at which any Collateral may have been sold at such a private sale was less than the price which might have been obtained at a public sale, even if the Lender accepts the first offer received and does not offer such Collateral to more than one offeree. If the proceeds of any sale or other disposition of the Collateral are insufficient to pay all the Secured Obligations, the Grantors shall remain liable for the deficiency and the reasonable and documented fees of any attorneys employed by the Lender to collect such deficiency. Each Grantor agrees to do or cause to be done all such other acts and things as may be reasonably necessary to make such disposition or dispositions of all or any portion of the Collateral valid and binding and in compliance with any and all applicable laws, regulations, orders, writs, injunctions, decrees or awards of any and all courts, arbitrators or Governmental Authorities, domestic or foreign, having jurisdiction over any such sale or sales, all at such Grantor’s expense. Each Grantor further agrees that a breach of any of the covenants contained in this Section will cause irreparable injury to the Lender, that the Lender has no adequate remedy at law in respect of such breach and, as a consequence, that each and every covenant contained in this Section 7.1 shall be specifically enforceable against such Grantor, and such Grantor hereby waives (to the extent permitted by applicable law) and agrees not to assert any defenses against an action for specific performance of such covenants except for a defense that no default has occurred giving rise to the Secured Obligations becoming due and payable prior to their stated maturities. Nothing in this Section shall in any way alter the rights of the Lender hereunder.

(c)    The Lender may sell the Collateral without giving any warranties as to the Collateral. The Lender may specifically disclaim or modify any warranties of title or the like. This procedure will not be considered to adversely affect the commercial reasonableness of any sale of the Collateral.

(d)    The Lender shall have no obligation to marshal any of the Collateral.

7.2.    Application of Proceeds.

(a)    Whether or not any Insolvency Proceeding has been commenced by or against any Grantor, all proceeds received by the Lender upon any sale, any collection from, or other realization upon all or any part of, the Collateral (whether or not expressly characterized as such), or in any Insolvency Proceeding, together with all other moneys received by the Lender hereunder with respect thereto, shall be applied to the Secured Obligations in such order as the Lender shall determine in its sole discretion.

(b)    It is understood that the Grantors shall remain jointly and severally liable to the extent of any deficiency between the amount of the proceeds of the Collateral and the aggregate amount of the Secured Obligations.

(c)    It is understood and agreed by each Grantor that the Lender shall have no liability for any determinations made by it in this Section 7.2, in each case except to the extent resulting from the gross negligence or willful misconduct of the Lender (as determined by a court of competent jurisdiction in a final and non-appealable decision).

7.3.    Sales on Credit. If the Lender sells any of the Collateral upon credit, each Grantor will be credited only with payments actually made by purchaser and received by the Lender and applied to indebtedness of the purchaser. In the event the purchaser fails to pay for any Collateral, the Lender may resell such Collateral and each Grantor shall be credited with proceeds of the sale.

7.4.    [Intentionally Omitted].

7.5.    Investment Related Property. Each Grantor recognizes that, by reason of certain prohibitions contained in the Securities Act of 1933 (the “Securities Act”) and applicable state securities laws, the Lender may be compelled, with respect to any sale of all or any part of the Investment Related Property conducted without prior registration or qualification of such Investment Related Property under the Securities Act and/or such state securities laws, to limit purchasers to those who will agree, among other things, to acquire the Investment Related Property for their own account, for investment and not with a view to the distribution or resale thereof. Each Grantor acknowledges that any such private sale may be at prices and on terms less favorable than those obtainable through a public sale without such restrictions (including a public offering made pursuant to a registration statement under the Securities Act) and, notwithstanding such circumstances, each Grantor agrees that any such private sale shall not be deemed to have been made in a commercially unreasonable manner solely as a result of it being a private sale, and that the Lender shall have no obligation to engage in public sales and no obligation to delay the sale of any Investment Related Property for the period of time necessary to permit the issuer thereof to register it for a form of public sale requiring registration under the Securities Act or under applicable state securities laws, even if such issuer would, or should, agree to so register it. If the Lender determines to exercise its right to sell any or all of the Investment Related Property, upon written request, each Grantor shall and shall cause each issuer of any Pledged Equity Interest to be sold hereunder, from time to time to furnish to the Lender all such information as Lender may reasonably request in order to determine the number and nature of interest, shares or other instruments included in the Investment Related Property which may be sold by the Lender in exempt transactions under the Securities Act and the rules and regulations of the Securities and Exchange Commission thereunder, as the same are from time to time in effect.

7.6.    Intellectual Property.

(a)    Anything contained herein to the contrary notwithstanding, upon the occurrence and during the continuation of an Event of Default beyond all applicable notice and cure periods:

(i)    the Lender shall have the right (but not the obligation) to bring suit or otherwise commence any action or proceeding in the name of any Grantor, the Lender or otherwise, in the Lender’s sole discretion, to enforce any Intellectual Property, in which event such Grantor shall, at the request of the Lender, do any and all lawful acts and execute any and all documents required by the Lender in aid of such enforcement and such Grantor shall promptly, upon demand, reimburse and indemnify the Lender as provided in the Credit Agreement in connection with the exercise of its rights under this Section, and, to the extent that the Lender shall elect not to bring suit to enforce any Intellectual Property as provided in this Section 7.6, each Grantor agrees to use, in its reasonable business judgment, all reasonable measures, whether by action, suit, proceeding or otherwise, to prevent the infringement or other violation of any of such Grantor’s rights in the Intellectual Property that is material to the business by others and for that purpose agrees to diligently maintain any action, suit or proceeding against any Person so infringing as shall be reasonably necessary to prevent such infringement or violation;

(ii)    upon the occurrence of an Event of Default, each Grantor shall grant, assign, convey or otherwise transfer to the Lender an absolute assignment of all of such Grantor’s right, title and interest in and to the Intellectual Property and shall execute and deliver to the Lender such documents as are reasonably necessary or appropriate to carry out the intent and purposes of this Agreement;

(iii)    the Lender shall have the right to notify, or require each Grantor to notify, any obligors with respect to amounts due or to become due to such Grantor in respect of the Intellectual Property, of the existence of the security interest created herein, to direct such obligors to make payment of all such amounts directly to the Lender, and, upon such notification and at the expense of such Grantor,

(1)    to enforce collection of any such amounts and to adjust, settle or compromise the amount or payment thereof, in the same manner and to the same extent as such Grantor might have done; and

(2)    such Grantor shall not adjust, settle or compromise the amount or payment of any such amount or release wholly or partly any obligor with respect thereto or allow any credit or discount thereon; and

(iv)    the Lender may (but shall not be obligated to), by written notice to the relevant Grantor, take any or all of the following actions: (1) declare the entire right, title, and interest of such Grantor in the Intellectual Property vested in the Lender in order to collect, enforce, or satisfy the Secured Obligations, in which event such right, title, and interest shall immediately vest in the Lender, in which case the Lender shall be entitled to exercise the power of attorney referred to in Section 6.1 hereof to execute, cause to be acknowledged and notarized and to record said absolute assignment with the applicable agency; (2) use or sell the Intellectual Property; (3) use or sell the goodwill of such Grantor’s business symbolized by the Trademarks and the right to carry on the business and use the assets of such Grantor in connection with which the Trademarks have been used; and (4) direct such Grantor to refrain, in which event such Grantor shall refrain, from using the Intellectual Property directly or indirectly, and such Grantor shall execute such further documents as the Lender may reasonably request further to confirm this and to transfer ownership of the Intellectual Property and registrations and any pending applications in the United States Copyright Office, United States Patent and Trademark Office, equivalent office in a state of the United States or a foreign jurisdiction or applicable domain name registrar to the Lender.

(b)    Each Grantor hereby grants to the Lender, to the extent it has the right to do so, (i) an irrevocable, nonexclusive license (exercisable without payment of royalty or other compensation to such Grantor) to use, operate under, license, or sublicense any Intellectual Property now owned or hereafter acquired by such Grantor, and wherever the same may be located; and (ii) an absolute power of attorney to sign, upon the occurrence and during the continuation of an Event of Default, any document which may be required to effect any assignments or enforce any rights or obligations as provided for in this Section 7.

7.7.    Cash Proceeds. In addition to the rights of the Lender specified in Section 4.2 with respect to payments of Receivables, if any Event of Default shall have occurred and be continuing beyond all applicable notice and cure periods, all proceeds of any Collateral received by any Grantor consisting of Cash Proceeds shall, upon demand by Lender, be held by such Grantor in trust for the Lender, segregated from other funds of such Grantor, and shall, forthwith upon receipt by such Grantor, unless such funds are deposited in a Deposit Account subject to a deposit account control agreement, be turned over to the Lender in the exact form received by such Grantor (duly indorsed by such Grantor to the Lender, if required) and held by the Lender. Any Cash Proceeds received by the Lender (whether from a Grantor or otherwise) if an Event of Default shall have occurred and be continuing, may, in the sole discretion of the Lender, (A) be held by the Lender as collateral security for the Secured Obligations (whether matured or unmatured) and/or (B) then or at any time thereafter be applied by the Lender against the Secured Obligations then due and owing in accordance with Section 7.2(a).

Section 8.    Continuing Security Interest.

This Agreement shall create a continuing security interest in the Collateral and shall remain in full force and effect until the payment in full in cash of the Secured Obligations and the irrevocable termination of the Credit Agreement, and be binding upon each Grantor, its successors and assigns, and inure, together with the rights and remedies of the Lender hereunder, to the benefit of the Lender and its successors, transferees and assigns.

Section 9.    Termination or Release.

(a)    This Agreement shall automatically terminate (other than provisions hereof providing for indemnities and similar contingent obligations) and the security interests granted hereby shall be automatically released upon the payment in full in cash of the Secured Obligations and the irrevocable termination of the Credit Agreement.

(b)    Upon any sale or other transfer by any Grantor of any Collateral to a Person that is not a Grantor that is permitted under the Credit Agreement, the security interest in such Collateral shall be automatically released.

Section 10.    Standard of Care; Lender May Perform.

The powers conferred on the Lender hereunder are solely to protect its interest in the Collateral and shall not impose any duty upon it to exercise any such powers. Except for the exercise of reasonable care in the custody of any Collateral in its possession and the accounting for moneys actually received by it hereunder, the Lender shall have no duty as to any Collateral or as to the taking of any necessary steps to preserve rights or remedies against prior parties or any other rights or remedies pertaining to any Collateral. The Lender shall be deemed to have exercised reasonable care in the custody and preservation of Collateral in its possession if the Lender has dealt with such Collateral in the same manner as the Lender deals with similar property for its own account. Neither the Lender nor any of its directors, officers, employees or agents shall be liable for failure to demand, collect or realize upon all or any part of the Collateral or for any delay in doing so or shall be under any obligation to sell or otherwise dispose of any Collateral upon the request of any Grantor or otherwise. If any Grantor fails to perform any agreement contained herein, the Lender may perform, or cause performance of, such agreement and the costs, fees, expenses and disbursements of the Lender incurred in connection therewith shall be payable by each Grantor in accordance with the terms of the Credit Agreement.

Section 11.    Amendment; Waiver.

Except as otherwise provided in this Agreement with respect to adding or releasing Grantors hereunder or thereunder or executing supplements or joinders to this Agreement, none of the terms and conditions of this Agreement may be changed, waived, modified or varied in any manner whatsoever unless in writing duly signed by each Grantor directly affected thereby (it being understood that the addition or release of any Grantor hereunder or thereunder shall not constitute a change, waiver, discharge or termination affecting any Grantor other than the Grantor so added or released) and the Lender in accordance with the terms of the Credit Agreement.

Section 12.    Miscellaneous.

Any notice required or permitted to be given under this Agreement shall be given in accordance with Section 15(a) of the Credit Agreement. No failure or delay on the part of the Lender in the exercise of any power, right or privilege hereunder or under any other Loan Document shall impair such power, right or privilege or be construed to be a waiver of any default or acquiescence therein, nor shall any single or partial exercise of any such power, right or privilege preclude other or further exercise thereof or of any other power, right or privilege. All rights and remedies existing under this Agreement and the other Loan Documents are cumulative to, and not exclusive of, any rights or remedies otherwise available. In case any provision in or obligation under this Agreement shall be invalid, illegal or unenforceable in any jurisdiction, the validity, legality and enforceability of the remaining provisions or obligations, or of such provision or obligation in any other jurisdiction, shall not in any way be affected or impaired thereby. In the event that any provision hereunder directly conflicts with any express provision of the Credit Agreement, the Credit Agreement shall control. This Agreement shall be binding upon and inure to the benefit of the Lender and the Grantors and their respective successors and permitted assigns. This Agreement and the other Loan Documents embody the entire agreement and understanding between the Grantors and the Lender and supersede all prior agreements and understandings between such parties relating to the subject matter hereof and thereof. Accordingly, the Loan Documents may not be contradicted by evidence of prior, contemporaneous or subsequent oral agreements of the parties. There are no unwritten oral agreements between the parties. This Agreement may be executed in one or more counterparts and by different parties hereto in separate counterparts, each of which when so executed and delivered shall be deemed an original, but all such counterparts together shall constitute but one and the same instrument; signature pages may be detached from multiple separate counterparts and attached to a single counterpart so that all signature pages are physically attached to the same document. Delivery of an executed signature page to this Agreement by facsimile, PDF or other electronic transmission shall be as effective as delivery of an original executed counterpart of this Agreement.

Section 13.    Updated Schedules.

Each fiscal quarter, at the time of delivery of quarterly financial statements pursuant to the Credit Agreement, the Borrower shall deliver to the Lender a certificate setting forth the information required by the Schedules to this Agreement or confirming that there has been no change in such information since the Closing Date or the date of the then most recent certificate delivered pursuant to this Section, as applicable.

Section 14.    Governing Law.

THIS AGREEMENT AND THE RIGHTS AND OBLIGATIONS OF THE PARTIES HEREUNDER SHALL BE GOVERNED BY, AND SHALL BE CONSTRUED AND ENFORCED IN ACCORDANCE WITH, THE INTERNAL LAWS OF THE STATE OF NEBRASKA.

Section 15.    Waiver of Jury Trial.

EACH PARTY HERETO MUTUALLY HEREBY KNOWINGLY, VOLUNTARILY AND INTENTIONALLY WAIVES THE RIGHT TO A TRIAL BY JURY IN RESPECT OF ANY CLAIM BASED HEREON, ARISING OUT OF, UNDER OR IN CONNECTION WITH THIS AGREEMENT.

[SIGNATURE PAGES FOLLOW]

IN WITNESS WHEREOF, each Grantor and the Lender have caused this Agreement to be duly executed and delivered by their respective officers thereunto duly authorized as of the date first written above.

GRANTORS:

FIF AIREBEAM LLC

FIF ST. GEORGE, LLC

FIF UTAH LLC

By:/s/ Joseph M. Meisinger

Name: Joseph M. Meisinger

Title: Authorized Signatory

BOSTON OMAHA BROADBAND, LLC

By: /s/ Joseph M. Meisinger

Name: Joseph M. Meisinger

Title: Secretary

LENDER:

FIRST NATIONAL BANK OF OMAHA

By: /s/ Kara Geweke

Name: Kara Geweke

Title: Director

[SIGNATURE PAGE TO SECURITY AGREEMENT]